TOUCHSTONE VARIABLE SERIES TRUST (THE "TRUST")
AMENDED AND RESTATED
BY-LAWS ADOPTED NOVEMBER 19, 2015
BY-LAWS OF
TOUCHSTONE VARIABLE SERIES TRUST

ARTICLE I

DEFINITIONS
      The terms "COMMISSION," "DECLARATION," "DISTRIBUTOR," "INVESTMENT ADVISER," "MAJORITY SHAREHOLDER VOTE," "1940 ACT," "SHAREHOLDER," "SHARES," "TRANSFER AGENT," "TRUST," "TRUST PROPERTY" and "TRUSTEES" have the respective meanings given them in the Declaration of Trust of IFS Trust III dated as of February 7, 1994.

ARTICLE II

OFFICES
      SECTION 1.	PRINCIPAL OFFICE.  Until changed by the Trustees,
the principal office of the Trust, shall be 303 Broadway, Suite
1100, Cincinnati, Ohio.  The Trust shall maintain a registered agent for service of process in The Commonwealth of
Massachusetts unless such maintenance is not required by law.
      SECTION 2.	OTHER OFFICES.  The Trust may have offices in
such other places without as well as within the Commonwealth as the Trustees may from time to time determine.
ARTICLE III

SHAREHOLDERS
      SECTION 1.	MEETINGS.  A meeting of Shareholders may be
called at any time by a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding in the aggregate not less than 10% of the voting power of the outstanding Shares entitled to vote on the matters specified in such written request.  Any such meeting shall be held within or without the Commonwealth of
Massachusetts on such day and at such time as the Trustees shall designate. The holders of Shares representing thirty percent
(30%) of the voting power of the outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these Bylaws a vote shall be taken by individual series then Shares representing thirty percent (30%) of the voting power of the aggregate number of Shares of that series or class entitled to vote shall be
necessary to constitute a quorum for the transaction of business by that series or classes.  In the absence of a quorum, any
lesser number of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.  For the purposes of
establishing whether a quorum is present, all shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.
      Whenever a matter is required to be voted by Shareholders
of the Trust in the aggregate under Section 6.8 and Section 6.9 and Section 6.9(g) of the Declaration, the Trust may either hold a meeting of Shareholders of all series, as defined in
Section 6.9 of the Declaration, to vote on such matter, or hold separate meetings of shareholders of each of the individual
series to vote on such matter, PROVIDED THAT (i) such separate meetings shall be held within one year of each other, and (ii) a quorum of the individual series or classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.
      The Trustees or officers of the Trust, in their sole
discretion, may determine whether or not a shareholder proposal should be presented at any meeting of the Trust.
      SECTION 2.	NOTICE OF MEETINGS.  Notice of all meetings of
Shareholders, stating the time, place and purposes of the
meeting, shall be given by the Trustees in accordance with the Declaration, mailed or sent at least 10 days and not more than
90 days before the date for the meeting set forth in such
notice.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the original meeting was mailed or sent.  No notice need be
given to any Shareholder who shall have failed to inform the
Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.
      Where separate meetings are held for Shareholders of each
of the individual series to vote on a matter required to be
voted on by Shareholders of the Trust in the aggregate, as
provided in Article III, Section 1 above, notice of each such separate meeting shall be provided in the manner described above in this Section 2.
      SECTION 3.	RECORD DATE.  For the purpose of determining the
Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the
purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders (before giving effect to any adjournments) or distribution or other action as a record date for the determination of the persons to be treated as
Shareholders of record for such purpose.
      Where separate meetings are held for Shareholders of each
of the individual series to vote on a matter required to be
voted on by Shareholders of the Trust in the aggregate, as
provided in Article III, Section 1 above, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.
      SECTION 4.	PROXIES.  At any meeting of Shareholders, any
holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Any shareholder may give instructions through
telephonic, electronic or telegraphic methods of communication or via facsimile or the Internet for another person to execute his or her proxy, pursuant to procedures established by the
Trust that are reasonably designed to verify that such
instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such
instructions shall constitute execution of such proxy by or on behalf of such Shareholder.  Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of the Trust or one or more Trustees or officers of the Trust.  Only
Shareholders of record shall be entitled to vote.  When any
Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such
Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy
purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the
challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or
management of such Share, such Share may be voted by such
guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.  Unless
otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a
meeting.
      SECTION 5.	INSPECTION OF RECORDS.  The records of the Trust
shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business
corporation.
      SECTION 6.	ACTION WITHOUT MEETING.  Any action which may be
taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE IV

TRUSTEES
      SECTION 1.	MEETINGS OF THE TRUSTEES.  The Trustees may in
their discretion provide for regular or stated meetings of the
Trustees.  Notice of regular or stated meetings need not be
given.  Meetings of the Trustees other than regular or stated
meetings shall be held whenever called by the Chairman or by any
Trustee.  Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be faxed, cabled or sent by other electronic means to each Trustee at the Trustee's
business, residence or electronic address, or personally
delivered to him at least one day before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its
commencement the lack of notice to him.  A notice or waiver of notice need not specify the purpose of any meeting.  The
Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which
telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.  Any
action required or permitted to be taken at any meeting of the
Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees'
meetings.  Such consents shall be treated as a vote for all
purposes.
      SECTION 2.	QUORUM AND MANNER OF ACTING.  A majority of the
Trustees shall constitute a quorum for the transaction of
business at any regular or special meeting of the Trustees and
(except as otherwise required by law, the Declaration or these
By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees.  In the absence of a quorum, a majority of the
Trustees present may adjourn the meeting from time to time until a quorum shall be present.  Notice of an adjourned meeting need not be given.
      SECTION 3.	COUNSEL AND EXPERTS.  The Trustees of the Trust
who are not "interested persons" of the Trust pursuant to the 1940 Act may, by vote of a majority of such Trustees, at the Trust's expense, engage such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time.
ARTICLE V

COMMITTEES AND ADVISORY BOARD
      SECTION 1.	EXECUTIVE AND OTHER COMMITTEES.  The Trustees by
vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three
Trustees to hold office at the pleasure of the Trustees.  While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of
Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive
Committee except those powers which by law, the Declaration or these By-Laws the Trustees are prohibited from so delegating.
The Trustees may also elect other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such
Committees to be determined by the Trustees.  The Trustees may designate a chairman of any such Committee.  In the absence of such designation a Committee may elect its own chairman.  The
Trustees may abolish any Committee at any time.  The Trustees shall have power to rescind any action of any Committee, but no such rescission shall have retroactive effect.
      SECTION 2.	MEETING, QUORUM AND MANNER OF ACTING.  The
Trustees may (i) provide for stated meetings of any Committee,
(ii) specify the manner of calling and notice required for
special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit.  Unless the Trustees so provide, all the Committees shall be governed by the same rules as the full Board is.
      Each Committee may, but is not required to, keep regular
minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.
      SECTION 3.	ADVISORY BOARD.  The Trustees may appoint an
Advisory Board to consist in the first instance of not less than three members.  Members of such Advisory Board shall not be
Trustees or officers and need not be Shareholders.  A member of such Advisory Board shall hold office for such period as the
Trustees may by vote provide and may resign there from by a
written instrument signed by him which shall take effect upon its delivery to the Trustees.  The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity.  Such Advisory Board shall meet at such times and upon such notice as the Trustees may by vote provide.
      SECTION 4.	CHAIRMAN.  The Trustees may, by a majority vote
of all the Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman shall not hold any other office. The
Chairman may be, but need not be, a Shareholder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.
ARTICLE VI

OFFICERS
      SECTION 1.	GENERAL PROVISIONS.  The officers of the Trust
shall be a President, a Treasurer and a Secretary, each of whom shall be elected by the Trustees.  The Trustees may elect or appoint such other officers or agents as the business of the
Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant
Secretaries.  The Trustees may delegate to any officer or
committee the power to appoint any subordinate officers or
agents.
      SECTION 2.	TERM OF OFFICE AND QUALIFICATIONS.  Except as
otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall hold office until his respective successor shall have been duly elected and qualified, or in each case until he or she sooner dies or is removed and all other officers shall hold office at the pleasure of the Trustees.  The Secretary and Treasurer may be the same person.  A Vice President and the Treasurer or a Vice President
and the Secretary may be the same person, but the offices of
Vice President, Secretary and Treasurer shall not be held by the same person.  Except as above provided, any two offices may be held by the same person.  Any officer may be, but does not need be, a Trustee or Shareholder.
      SECTION 3.	REMOVAL.  The Trustees, at any regular or special
meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees.  Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.
      SECTION 4.	POWERS AND DUTIES OF THE PRESIDENT.  The
President, unless the Chairman, if any, is so appointed by the
Trustees, shall be the principal executive officer of the Trust.
Subject to the control of the Trustees and any committee of the
Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust.  The
President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust.  The President shall also have the power to grant, issue, execute or sign such powers of attorney,
proxies or other documents as may be deemed advisable or
necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the
Trustees.
      SECTION 5.	POWERS AND DUTIES OF VICE PRESIDENTS.  In the
absence or disability of the President, or, in the event of a vacancy for any reason in the office of President, until such vacancy shall be filled by the Trustees, the Vice President or, if there are more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the
control of the Trustees.  Each Vice President shall perform such other duties as may be assigned to him from time to time by the
Trustees or the President.
      SECTION 6.	POWERS AND DUTIES OF THE TREASURER.  The
Treasurer shall be the principal financial and accounting
officer of the Trust.  The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the
Trustees may employ pursuant to Article X hereof.  The Treasurer shall render a statement of condition of the finances of the
Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the
office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees.  The Treasurer shall give a bond for the faithful discharge of his duties, if
required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.  The Treasurer shall be responsible for the general supervision of the Trust's funds and property and for the general supervision of the
Trust's custodian.
      SECTION 7.	POWERS AND DUTIES OF THE SECRETARY.  The
Secretary shall keep the minutes of all meetings of the
Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the
Share transfer books, lists and records unless the same are in the charge of the Transfer Agent.  The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and
subject to these By-Laws, shall in general perform all the
duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.
      SECTION 8.	POWERS AND DUTIES OF ASSISTANT TREASURERS.  In
the absence or disability of the Treasurer, or, in the event of a vacancy for any reason in the office of Treasurer, until such vacancy shall be filled by the Trustees, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer.  Each Assistant
Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees.  Each Assistant
Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.
      SECTION 9.	POWERS AND DUTIES OF ASSISTANT SECRETARIES.  In
the absence or disability of the Secretary, any Assistant
Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary.
Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.
      SECTION 10.	COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS
OF THE ADVISORY BOARD.  Subject to any applicable law or
provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be
conferred by the Trustees.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.
      SECTION 11.	EXECUTION OF PAPERS.  Except as the Trustees may
generally or in particular cases authorize, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, or the Treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.
ARTICLE VII

FISCAL YEAR
      The fiscal year of the Trust shall be determined by the Trustees, provided, however, that the Trustees may from time to time change the fiscal year.
ARTICLE VIII

SEAL
      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.
ARTICLE IX

WAIVERS OF NOTICE
      Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been faxed, cabled or sent by other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any cable or wireless company with instruction that it be cabled, or when a confirmation of such facsimile being sent or such electronic transmission is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, cabled or sent by other electronic means.
ARTICLE X

CUSTODIAN
      SECTION 1.	APPOINTMENT AND DUTIES.  The Trustees shall at
all times employ one or more banks, trust companies or other entities to act as custodian or sub-custodian of its assets of each series of the Trust in accordance with the requirements of the 1940 Act.
ARTICLE XI

PROVISIONS RELATING TO THE CONDUCT OF THE TRUST'S BUSINESS
      SECTION 1.	DERIVATIVE ACTIONS.  A Shareholder may bring a
derivative action on behalf of the Trust only if the following conditions are met:
      (a)	The Shareholder or Shareholders must make a pre-
suit demand upon the Trustees to bring the subject action
unless an effort to cause the Trustees to bring such an
action is not likely to succeed.  For purposes of this
Section 1(a), a demand on the Trustees shall only be deemed
not likely to succeed and therefore excused if a majority
of the Board of Trustees, or a majority of any committee
established to consider the merits of such action, has a
personal financial interest in the transaction at issue,
and a Trustee shall not be deemed interested in a
transaction or otherwise disqualified from ruling on the
merits of a Shareholder demand by virtue of the fact that
such Trustee receives remuneration for his service on the
Board of Trustees of the Trust or on the boards of one or
more Trusts that are under common management with or
otherwise affiliated with the Trust; and
      (b)	Unless a demand is not required under paragraph
(a) of this Section 1, the Trustees must be afforded a
reasonable amount of time to consider such Shareholder
request and to investigate the basis of such claim.  The
Trustees shall be entitled to retain counsel or other
advisors in considering the merits of the request and shall
require an undertaking by the Shareholders making such
request to reimburse the Trust for the expense of any such
advisors in the event that the Trustees determine not to
bring such action.
      For purposes of this Section 1, the Board of Trustees may
designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of
Trustees who do not have a personal financial interest in the transaction at issue.  The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the
request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
      SECTION 2.	FORUM FOR ADJUDICATION OF DISPUTES.  Unless the
Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust's Shareholders, (iii) any action asserting a claim arising pursuant to the laws of the Commonwealth of Massachusetts or the Declaration of Trust or these By-Laws,
(iv) any action to interpret, apply, enforce or determine the validity of the Declaration or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the U.S. District Court for the District of Massachusetts or the Superior Court of the Commonwealth of Massachusetts (each, a "Covered Action"). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (a) deemed to have notice of and consented to the provisions of this Section 2, and
(b) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 2.
      If any Covered Action is filed in a court other than the U.S. District Court for the District of Massachusetts or the Superior Court of the Commonwealth of Massachusetts (a "Foreign
Action") in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the U.S. District Court for the District of Massachusetts or the Superior Court of the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 2 (an "Enforcement Action") and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder's counsel in the Foreign Action as agent for such Shareholder.
      If any provision or provisions of this Section 2 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 2 (including, without limitation, each portion of any sentence of this
Section 2 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.
ARTICLE XII

AMENDMENTS
      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted (a) by the Shareholders by a Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.